UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 28, 2016
Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Addison, Texas	75254
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (972) 702-9300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 28, 2016, Fiesta Restaurant Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).

At the Meeting, stockholders voted to re-elect Stacey Rauch and Timothy P. Taft to the Company’s Board of Directors. Ms. Rauch and Mr. Taft will serve as Class I Directors for a three year term that expires at the Company’s Annual Meeting of Stockholders to be held in 2019 or until their respective successors shall have been elected and shall qualify.  Stockholders also voted to adopt, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”.  Stockholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. The results of voting on the matters submitted to the stockholders are as follows:

Proposal 1. Election of Class I Directors, Stacey Rauch and Timothy P. Taft:

Name	For	Withheld	Broker Non-Vote
Stacey Rauch	22,829,525	76,501	2,447,946
Timothy P. Taft	22,837,922	68,104	2,447,946

Proposal 2. Adoption, on an advisory basis, of a resolution approving the compensation of the Named Executive Officers as described in the Proxy Statement under “Executive Compensation”:
For	Against	Abstain	Broker Non-Vote
22,844,541	41,943	19,542	2,447,946

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

For	Against	Abstain
25,322,367	18,875	12,730

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date:    May 4, 2016

By: /s/ Joseph A. Zirkman
Name:  Joseph A. Zirkman
Title:    Senior Vice President, General Counsel and Secretary